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                                                                    Exhibit 4.21

                       INTEREP NATIONAL RADIO SALES, INC.

                           NON-QUALIFIED STOCK OPTION

     For valuable consideration, the receipt and sufficiency of which is acknowledged, INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the "Company"), grants to JEFFREY DASHEV ("Optionee"), a non-qualified stock option (the "Option") to purchase from the Company an aggregate of 2,500 shares of the Company's Common Stock, par value $.04 per share (the "Common Stock"), at an exercise price equal to the fair market value per share of the Common Stock on the date hereof, which shall be determined based on the independent appraisal thereof to be conducted for the Company's Employee Stock Ownership Plan as of June 30, 1998 (the "Option Price"). This Option shall be exercisable at any time on and after the six-month anniversary of the date hereof until the close of business on the tenth anniversary of the date hereof (the "Termination Date"), and may be exercised in whole or in part from time to time. The Company shall give Optionee written notice of the pending expiration of this Option on a date no earlier than twelve months prior to, and no later than 6 months prior to, the Termination Date.

     Subject to the provisions of this Option, this Option may be exercised by written notice to the Company stating the number of shares of Common Stock with respect to which it is being exercised. Such notice shall be accompanied by Optionee's full payment of the Option Price for the shares to be purchased by certified or bank cashier's check payable to the order of the Company or by any other means acceptable to the Company.

     As soon as practicable after receipt of such notice and payment, and subject to the next paragraph, the Company shall, without transfer or issue tax or other expense to Optionee, deliver to Optionee a certificate for the shares purchased. Such delivery shall be made at the offices of the Company, at such other place as may be mutually acceptable to the Company and Optionee or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address set forth above or, if different, Optionee's address shown in the records of the Company.

     The Company shall have the right to withhold an appropriate number of shares of Common Stock (based on the fair market value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all withholding tax obligations. The Company may postpone the time of delivery of certificates for shares of Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the requirements of any applicable laws or regulations relating to the authorization, issuance or sale of securities.

     The issuance of the shares of Common Stock subject hereto and issuable on the exercise of this Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of the Company's counsel, required to comply with the Securities Act of 1933 and the rules and regulations thereunder, and the certificates representing such shares shall, if it is deemed advisable by counsel, bear a legend to such effect. On exercise of this Option, Optionee shall, if so requested by the Company, deliver to the Company a written representation that he is

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acquiring the shares of Common Stock to be purchased solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof.

     During Optionee's lifetime, this Option shall be exercisable only by Optionee (except as otherwise provided below), and neither this Option nor any right hereunder shall be assignable or transferable otherwise than by will or the laws of descent and distribution (as provided below), or be subject to attachment, execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, this Option shall terminate and become null and void. Notwithstanding the foregoing, Optionee shall have the right to transfer this Option during his lifetime to a trust for the benefit of his spouse and/or his descendants.

     In the event of Optionee's death prior to the Termination Date, this Option may be exercised after the date of Optionee's death by Optionee's estate or beneficiaries, or by the trustee or trustees of a trust for the benefit of his spouse and/or his descendants, but in no event may this Option be exercised later than the Termination Date. All rights with respect to this Option (to the extent held by Optionee at death and not by such a trust), including the right to exercise it, shall pass in the following order: (a) to such persons as Optionee may designate in a writing duly delivered to the Company (in the form available from the Company for such purpose), or in the absence of such a designation, (b) to Optionee's estate (this Option to be exercised by the legal representative). References to "Optionee" shall be deemed to include Optionee's estate, executor, beneficiaries or the trustee or trustees of any trust for the benefit of his spouse and/or his descendants, as appropriate.

     The right of the Company to terminate (whether by dismissal, discharge, retirement or otherwise) Optionee's employment with it at any time at will, or as otherwise provided by an agreement between the Company and Optionee, is specifically reserved. The termination of Optionee's employment with the Company, for any reason, shall, however, have no effect on this Option, which shall continue in full force and effect in accordance with its terms.

     In the event of any change in the number of shares of outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization or any other event changing the number of shares of Common Stock outstanding without receipt of consideration by the Company, the number of shares of Common Stock covered by this Option and the Option Price thereof shall automatically be adjusted to equal that number of shares of Common Stock (including fractional shares, if any) that Optionee would have owned immediately after such event had he, immediately prior to such event, owned that number of shares of Common Stock that he otherwise would have been entitled to receive pursuant to this Option.

     In the event of any capital reorganization of the Company, sale of substantially all of the assets of the Company or any reclassification of the shares of Common Stock of the Company other than into shares of Common Stock of the Company, or in case of any consolidation or merger of the Company into or with another corporation, provision shall be made so that Optionee shall have the right thereafter to receive his proportionate share of the securities or property (including any contingent or deferred payments) issued or issuable with respect to the number of shares of Common Stock which Optionee has the right to receive under this Option, to the end that the provisions of this

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Option shall thereafter be applicable, as nearly as reasonably may be, in relation to securities or other property distributed in respect of the Common Stock. This Option shall be binding on and inure to the benefit of any successor of the Company, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Company shall be deemed to include any such successor.

     If there is any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Board of Directors, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

     Neither Optionee nor any person entitled to exercise Optionee's rights under this Option shall have any right to receive dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to this Option, unless and until a certificate for such shares shall have been issued on the exercise of this Option.

     Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 100 Park Avenue, New York, New York 10017, c/o the Company's Secretary, and shall become effective when received by the Secretary. All notices to Optionee or other persons then entitled to exercise any rights with respect to this Option shall be addressed to Optionee or such other persons at Optionee's address specified above. Anyone to whom a notice may be given under this Option may designate a new address by written notice to that effect.

     This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States of America, shall be governed by and construed in accordance with the laws of the Sate of New York. This Option shall be void and of no effect after the Termination Date.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers, thereunto duly authorized, as of December 16, 1998.

                                  INTEREP NATIONAL RADIO SALES, INC.


                                  By /s/ Ralph C. Guild
                                     --------------------------------
                                     Ralph C. Guild
                                     Chairman of the Board

ATTEST:

         /s/ Paul Parzuchowski
         ----------------------------
         Paul Parzuchowski, Secretary

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